Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (Nos. 333-205437, 333-199727, 333-127032, 333-145548, 333-162107, and 333-183574) on Forms S-8 and Registration Statement (No. 333-203959) on Form S-3 of Western Alliance Bancorporation of our reports dated February 16, 2016 relating to our integrated audit of the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2015.

/s/ RSM US LLP

Phoenix, Arizona
February 16, 2016